EXHIBIT 10.1

7/04
STANDARD FORM OF OFFICE LEASE The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 9th  day of April in the year 2014, between 417 FIFTH AVE REAL ESTATE LLC, having an address at c/o Murray Hill Properties LLC, 277 Park Avenue, 21st Floor, new York, New York 10016 party of the first part, hereinafter referred to as OWNER, and PREMIER EXHIBITIONS, INC., having an address at 3340 Peachtree Road NE, Suite 900, Georgia 30326, party of the second part, hereinafter referred to as TENANT,

Witnesseth:                      Owner hereby leases to Tenant and Tenant hereby hires from Owner: (i) the entire 2nd Floor of the Building (the “2nd Floor”), (ii) the entire Ground Floor 5th Avenue Store (the “5th Avenue Ground Floor”), (iii) the entire Ground Floor 38th Street Store (the “38th Street Ground Floor”), (iv) the entire Ground Floor 37th Street Store (the “37th Street Ground Floor”), and (v) the entire mezzanine located above the 5th Avenue Ground Floor, the 38th Street Ground Floor and the 37th Street Ground Floor (the “Mezzanine)  (all as depicted on the floor plans attached as Exhibit A annexed hereto and forming a part hereof) (collectively the “Demised Premises” or the “demised premises”), in the building known as 417 Fifth Avenue (the “Building”) located in the Borough of Manhattan, City of New York, for the term of ten (10) years and ten (10) months (or until such term shall sooner cease and expire as hereinafter provided pursuant to the provisions of this Lease) to commence as provided in ARTICLE 40 of this Lease, and to end as provided in ARTICLE 40 of this Lease, and both dates inclusive, at the annual rental rate set forth in ARTICLE 52 of this Lease and in EXHIBIT C of this Lease, which rental Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except as otherwise provided herein, and except that Tenant shall pay the first  monthly installment(s) on the execution hereof.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:  1. Tenant shall pay the rent as above and as hereinafter provided. SEE ARTICLE 52.

Occupancy:  2. Tenant shall use and occupy the demised premises for SEE ARTICLE 45.

Tenant  Alterations:  3.  Except as otherwise expressly provided in this Lease to the contrary, Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent.  Tenant shall utilize contractors or mechanics first approved by Owner with respect to all alterations to the Building. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require.. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. Except as expressly provide otherwise in this Lease, all fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon installation or removal of same from the demised premises and/or upon the installation or removal of other installations as may be permitted or required by Owner pursuant to the terms of this Lease, Tenant shall immediately, and at its expense, repair and restore the demised premises and/or the Building to the condition existing prior to any such installation and/or removal, and repair any damage to the demised premises or the Building due to such installation and/or  removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.  To the extent within Owner’s possession, upon reasonable request from Tenant, Owner shall make available for Tenant’s review during Business Hours on Business Days, without any cost or expense to Owner, copies of Owner’s plans and specifications relating to the demised premises which may affect or be affected by any alteration, addition or improvement proposed by Tenant.

Maintenance and Repairs:  4. (a) Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, willful omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least three (3) licensed contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises up to the point of connection to the Demised Premises, unless any repairs are necessitated by Tenant, or its agents, contractors or employees negligence or willful misconduct, in which event, the cost of same shall be at the Tenant’s expense. In addition, Owner shall maintain in good working order and repair the radiators, electrical conduit and risers, lighting fixtures, water columns and pipes, and windows (excluding any window fixtures) located within the demised premises, unless any repairs are necessitated by Tenant, or its agents, contractors or employees negligence or willful misconduct, in which event, the cost of same shall be at the Tenant’s expense.  Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. Except as expressly provided otherwise in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. Owner shall, while completing any work to be performed by or on behalf of Owner, use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the demised premises (or any portion thereof); and Owner shall promptly repair any damage to the demised premises (or any portion thereof) that results from any such work performed by Owner.  It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

(b)  If Landlord fails to make any repairs or replacements which it is required to make to the Demised Premises pursuant to this Section 4, the failure of which significantly, adversely affects Tenant’s business operations at the Demised Premises, then after the expiration of thirty (30) days after written notice shall be given from Tenant to Landlord, provided, however, that in an emergency only such notice as shall be reasonable under the circumstances need be given, if Landlord still has failed to make such repair or replacement (except if the repair or replacement reasonably cannot be made within said period, then only if Landlord has failed to commence the repair or replacement within said thirty (30) day period of time and is not proceeding with diligence toward completion), Tenant shall have the right (but not the obligation) to make the repair or replacement and after completion by Tenant, Landlord shall, within thirty  (30) days after receipt of copies of paid bills and a statement from Tenant, reimburse Tenant for the reasonable amount so expended by Tenant, subject, however, to the provisions of subsections (c) and (d) hereof.  If Landlord fails to reimburse Tenant, as aforesaid, and if no dispute exists in connection therewith in accordance with subsection (d) hereof, Tenant may deduct the amount owed to it by Landlord from the next installments of Fixed Annual Rent due hereunder, subject, however to the provisions of subsections (c) and (d) below.

(c)  The right granted to Tenant to exercise self- help, as set forth in subsection (b) hereof, shall be subject to and in accordance with the following:

(i)           If Tenant elects to exercise self-help, such exercise together with Tenant’s right to deduct the amount so expended from the Fixed Annual Rent, as provided in this Section, shall be Tenant’s sole remedy with respect to the repair or replacement in question; and whether or not Tenant exercises such right of self-help, all of the other terms, covenants and provisions of this Lease including, without limitation, Sections 50.E, 59 and 71 shall remain unmodified and in full force and effect;

(ii)           If Tenant is exercising self -help on an emergency basis, as aforesaid, it shall only perform such repairs as are reasonably necessary to temporarily alleviate the emergency problem, such as, without limitation, any patching required to stop a water leak or shoring-up to prevent the collapse of a wall, and thereafter Tenant shall give Landlord thirty (30) days’ notice, as aforesaid, to remedy the situation prior to commencing any permanent repair or replacement;

(iii)           If Tenant elects to exercise self-help, other than on an emergency temporary basis, as aforesaid, such repair or replacement shall be performed by Tenant in a manner that is architecturally compatible with the surrounding area and using the same materials or if not available, materials that are substantially similar to that which existed at the time the repair or replacement became necessary; and

(iv)           If Tenant elects to exercise self-help, Tenant’s right to deduct the amount so expended from the Fixed Annual Rent, as provided in this Section, shall not be binding on any mortgagee(s).

(d)           If after Tenant exercises self-help, Landlord disputes the exercise of self-help by Tenant or if Landlord disputes the amount due to Tenant in connection therewith, such dispute shall be resolved under the provisions of any simplified procedure for court determination of disputes as set forth in subsection (e) hereof.

If any such dispute is determined by simplified court procedure or by arbitration and if Landlord does not reimburse Tenant for the amount owed to it by Landlord, as finally determined, within thirty (30) days following the final determination, Tenant may deduct such amount from the next installments of Fixed Annual Rent due hereunder.

If it is finally determined by simplified court procedure or by arbitration that Tenant was not entitled to exercise self-help, Tenant shall not be entitled to any reimbursement for such work, and same shall have been performed at Tenant’s sole cost and expense.

The cost of any such simplified court procedure or arbitration shall be borne by the non-prevailing party.

(e)           Wherever in this Lease it is provided that any dispute shall be determined by arbitration, such dispute shall be settled and finally determined by arbitration in New York City in accordance with the rules then obtaining of the American Arbitration Association or its successor and the judgment upon the award rendered may be entered in any court having jurisdiction thereof.  The number of arbitrators to be appointed shall be three (3) and each arbitrator shall have had substantial experience in the management and operation of shopping centers.

If, at the time such arbitration is to be held, the American Arbitration Association is not in existence and has no successor, the arbitrators shall be appointed by another arbitration association mutually agreed to by Landlord and Tenant.

The parties to the arbitration, in addition to the rights granted under the rules of such arbitration association, shall have the right to offer evidence and testify at the hearings, to be represented by counsel and to cross-examine witnesses, and the arbitrators may consider facts and data which they may discover by their independent investigation and inquiry outside of such hearings, but such arbitration shall not vary the terms and conditions of this Lease.  The cost of the arbitration shall be borne by the non-prevailing party.

Window Cleaning:  5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:  6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant (collectively, “Laws”) with respect to the demised premises or any portion thereof, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including any use permitted under the lease). Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to cure any illegal condition (including, but not limited to, any condition constituting a violation of any building life safety or worker safety law, rule or regulation) if the illegality or necessity to comply existed or arose prior to Tenant taking possession of the demised premises or at any time during the term if due solely by reason of any act or omission of Owner (or Owner's employees, agents or contractors).  In addition to the foregoing, Tenant shall not be required to (i) make any repairs or alterations that are required Building-wide and applicable to office uses generally, or (ii) make any structural repairs or alterations to the demised premises, unless, in either case, such repairs and/or alterations is necessitated due to (A) Tenant’s manner of use of the Demised Premises (as distinguished from the use or occupancy of the Demised Premises for office purposes generally), or (B) the performance (or proposed performance) of any Tenant’s Changes, or (C) a violation of any Law by Tenant or its agents, contractors or agents, or (D) the negligence or willful misconduct of Tenant or its agents, contractors or employees. Landlord shall not be obligated to comply with any laws, rules, regulations, statutes, codes, ordinances, decisions or requirements of any governmental or quasi-governmental agency, authority, bureau, body, department or official, whether now or hereafter enacted in the event Landlord is not required to do so or is exempt from complying with any such Laws, as a matter of law or by administrative regulation or decision, due to the demised premises or the building being in existence prior to the effectiveness of such Laws (i.e., “grandfathered”); provided, however, to the extent not Tenant’s obligation to do so pursuant to the terms of the lease, Landlord shall comply with such laws, rules, regulations, statutes, codes, ordinances, decisions or requirements, if and to the extent such non-compliance would reasonably have the effect of adversely interfering with or preventing Tenant’s use or occupancy of the demised premises and/or the performance of Tenant’s changes, alterations and improvements therein and thereto.  Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof' to be condemned or vacated. Tenant shall not do permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises fort a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage (provided that Tenant shall not be responsible for non-compliance with insurance requirements or regulations of which it has not received notice from Owner). Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy.  Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance. The parties hereto agree that is as a result of Tenant’s use of the demised premises, Tenant becomes obligated to pay for any increases in Owner’s fire insurance premiums pursuant to the provisions of this Article 6, then and in that event, provided that similar action or usage of other tenants in the Building have caused (or contributed to) an increase in Owner’s fire insurance premiums, Tenant shall only be responsible for Tenant’s proportionate share of such increase.  For purposes of this Article 6, Tenant’s proportionate share shall be calculated by reference to the other tenants contributing to the increase in Owner’s fire insurance premiums, rather than with respect to the Tenant’s Percentage as defined in Section 40(J) of this lease.

Subordination:  7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:  8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the demised premises are permanently closed, darkened or bricked up due to any reason beyond Landlord’s control or if required by law, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of Fixed Annual Rent or Additional Rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction.  If at any time any windows of the demised premises are temporarily closed, darkened or bricked up for any reason whatsoever including, but not limited to, Owner's own acts (including, without limitation, in connection with the maintenance, operation or repair of the Building or the Demised Premises), Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of Fixed Annual Rent or Additional Rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction, provided, however, to the extent same is due to Owner’s acts and within Owner’s control, Owner shall use reasonable commercial efforts to complete all such repairs and cease its obstruction of the windows of the Demised Premises (without any obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever) so as to minimize any inconvenience to Tenant’s business operations in the demised premises resulting therefrom. Owner may erect a sidewalk bridge, bracing, shed or scaffolding (each, a “Sidewalk Bridge”) if required by law or if required in connection with any work to be performed by Landlord at the Building and Tenant agrees that, so long as access to the Demised Premises is continued to be provided in a commercially reasonable manner, Tenant shall not be entitled to a reduction or abatement of Fixed Annual Rent or Additional Rent by reason thereof.  Owner agrees that Tenant, at Tenant’s sole cost and expense, may erect a sign on the Sidewalk Bridge to advertise Tenant’s presence at the Building, subject to Tenant obtaining all required permits, licenses and/or other approvals and subject further to Landlord’s consent as to size, location, design and content of such sign.  Subject to compliance with applicable laws, Owner shall cause the Sidewalk Bridge to be promptly removed when no longer necessary for completion of any specific work to be completed by or on behalf of Owner at the Building. Owner further agrees to give Tenant at least thirty (30) days’ prior notice of the installation of a Sidewalk Bridge, except in the cane of an “Emergency”.  As used herein, an “Emergency” shall mean any condition if not corrected or protected promptly may cause imminent personal injury or death or imminent material property damage.  Subject to delays beyond Owner’s reasonable control, and without requiring Owner to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, Owner shall use reasonable commercial efforts to complete all such work in a timely manner. Tenant shall indemnify, and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents , contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:  9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the portion of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control.  Subject to the provisions of Section 9(d), if the Demised Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, or if a portion of the Demised Premises shall be so damaged that the remaining portion shall not be suitable for the conduct of Tenant’s business therein, Owner shall, within ninety (90) days following the date of the damage, cause a contractor or architect to give notice (the “Restoration Notice”) to Tenant of the date by which such contract or architect estimates the restoration of the Demised Premises shall be substantially completed.  If such date, as set forth in the Restoration Notice, is more than two hundred seventy (270) days from the date of such damage (or if Owner fails to substantially complete the Owner Restoration Work by the date which is three hundred sixty (360) days from the date of such damage, the “Outside Restoration Date”), then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Owner not later than thirty (30) days following, as applicable:  (a) Tenant’s receipt of the Restoration Notice or (b) the Outside Restoration Date.  If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, Tenant’s liability for Fixed Annual Rent and Additional Rent shall cease as of the date of the damage.  In the event that any damage renders the Demised Premises or a substantial portion thereof untenantable during the final twenty-four (24) months of the term of this Lease, then Tenant may terminate this Lease by notice to Owner within thirty (30) days after the occurrence of such damage and this Lease shall expire on the date of the giving of such notice.  After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume upon the sooner of (i) the date recommences any business operations within the demised premises, and (ii) twenty (20) Business Days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy.  (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other patty for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (c) and (d), above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:  10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.  Notwithstanding the foregoing, if only a portion of the Demised Premises shall be acquired or condemned, this Lease and the term thereof shall continue in full force and effect, provided that from and after the date of the vesting of title, the Fixed Annual Rent shall be modified to reflect the reduction of the Demised Premises as a result of such condemnation.  If the part of the Building or the real property so condemned contains a substantial part of the total area of the Demised Premises, or if, by reason of such condemnation, Tenant no longer has reasonable means of access to the Demised Premises or it is not practicable for Tenant to continue to use the remaining portion of the Demised Premises for the continued conduct of Tenant’s business therein, Tenant may terminate this Lease by notice to Owner given within sixty (60) days following the date upon which Tenant received notice of such condemnation.  If Tenant so notified Owner, this Lease shall terminate and the term thereof shall end and expire upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice.  If a part of the Demised Premises shall be so condemned and this Lease and the term shall not be terminated in accordance with this Article, Owner, at Owner’s expense, shall restore with reasonable diligence that part of the Demised Premises not so condemned to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such condemnation, in which event the Fixed Annual Rent shall abate with respect to the portion of the Demised Premises which was taken and such other portion not usable by Tenant, until the Owner Restoration Work is substantially completed. Tenant may restore Tenant’s Changes and its property during the performance by Owner of Owner’s restoration work.  Upon any termination of this Lease pursuant to the provisions of this Article 10, Fixed Annual Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

Assignment, Mortgage, Etc.:  11. Subject to the provisions of Article 56 of this lease, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of owner in each instance. subject to the provisions of Article 56 of this lease, transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership, limited liability company or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:  12.  SEE RIDER, ARTICLE 43

Access to Premises:  13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, upon at least forty-eight (48) hours’ notice to Tenant, to examine the same and/or to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform.

Owner hereby reserves the right, and Tenant shall permit Owner, to install, maintain, use, remove, repair and replace pipes, cables, duct work, conduits, utility lines and wires through hung ceiling space, exterior perimeter walls and column space, and adjacent to and in demising partitions and columns, in or beneath the floor slab or above or below the Demised Premises, whether serving the Demised Premises or other parts of the Building; provided, however, if it is not practicable or commercially reasonable for Owner to conceal new pipes and conduits constructed by Owner in the demised premises within the walls, floor or ceilings of the demised premises, then Owner shall exercise all commercially reasonable efforts to otherwise conceal such pipes and conduits by sophetting or otherwise.  Owner agrees that in the course of making any such installations, repairs and/or replacements (1) except in the case of an emergency or where required by law, any such installation of pipes, cables, duct work, conduit, etc. within the Demised Premises shall be located only above hung ceilings, tight around columns and/or below the finished floors,  (2) except in the case of an emergency, Owner shall perform such work at such times as when Tenant is not open for business to the public, and (3) Owner shall use all reasonable commercial efforts under the circumstances not to interfere unreasonably with or interrupt unreasonably the business operations of Tenant within the Demised Premises, however, Landlord shall be under no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, unless the times during which Tenant is not open to the public is only during so-called overtime or at a time that requires overtime or other premium pay rates to contractors or labor.  Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction (provided same do not materially or adversely affect Tenant’s ability to use the demised premises), nor shall Tenant be entitled to any abatement of Fixed Annual Rent or Additional Rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise.  Owner acknowledges that Tenant may, by reason of certain security requirements, designate certain portions of the demised premises to be locked or inaccessible to persons unauthorized by Tenant (the “Secured Areas”), provided, however that Tenant (a) delivers to Landlord floor plans that designate all such Secured Areas, and (b) provides Landlord with a key to such Secured Areas, which shall be used by Landlord only in the case of an emergency and a representative of Tenant is not available to accompany Landlord.  Upon prior notice Tenant, Tenant shall provide Owner and Owner’s agents access to the Secured Areas for the purpose of performing maintenance and/or making repairs within such Secured Areas.  Subject to the foregoing, throughout the term hereof, Owner shall have the tight to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last twelve months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected.  If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.  Notwithstanding anything to the contrary, Owner shall, while performing any work to be performed by or on behalf of Owner within the demised premises, use commercially reasonable efforts to minimize unreasonable interference with Tenant’s use and occupancy of the demised premises, provided that Owner shall not be obligated to perform such work on an overtime or other premium basis. Owner shall promptly repair any damage to the demised premises (or any portion thereof) that results from any such work performed by or on behalf of Owner. Except in the event of an emergency or required by law, Owner shall perform any “core drilling” during non-Business Hours.

Vault, Vault Space, Area:  14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding.  Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or requited by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:  15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises.

Bankruptcy:  16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor which is not stayed or vacated within sixty (60) days of filing, or 2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter he entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the patty then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the tens of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in the payment of Fixed Annual Rent for a period of ten (10) days after such rent is due; or (2) if Tenant defaults in the payment of Additional Rent for a period of fifteen (15) days after receipt of written notice from Owner (or such shorter period of time if a shorter period of time is expressly set forth in this Lease); or (3) if Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent for a period of thirty (30) days after receipt of written notice from Owner (or such shorter period of time, if a shorter period of time is expressly set forth in this Lease); or (4) if the demised premises become vacant or deserted); or (5) if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title II of the U.S. Code (Bankruptcy Code); or (6) if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or (7) if Tenant shall be in default with respect to any other lease or other written agreement between Owner and Tenant; or (8) if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the Commencement Date, then, Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.  Tenant’s failure to pay rent or additional rent, or to perform any other covenant of this lease, which failure continues after the expiration of applicable notice and cure periods, if any, shall be deemed an “Event of Default”.

(2) If the 5-day cancellation notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid, then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, and this lease is not terminated, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:  18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental, may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the propose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:  19. SEE ARTICLE 63.

Building Alterations and Management:  20. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building (other than any entrances, passageways, doors, doorways, corridors, elevators, stairs or toilets which exclusively serve the demised premises), and to change the name, number or designation by which the building may be known, so long as such changes do not (i) reduce the rentable area of the demised premises to more than a de minimis extent, (ii) reduce the ceiling heights by more than a de minimis amount, or (iii) materially adversely affect  accessibility to the Demised Premises or the level of services required by this Lease to be furnished to the Demised Premises, except to the extent required by Legal Requirements. Landlord agrees to use reasonable efforts to minimize any interference with the conduct of Tenant’s business at the Demised Premises during the making of such changes or alterations.  There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations Owner:  21. Except as expressly provided otherwise in this lease, neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. Notwithstanding the foregoing, Owner agrees to repair, at its expense, any latent structural defects discovered by Tenant and which Owner is notified of by Tenant in writing within the first one hundred twenty (120) days after the Commencement Date.  All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:  22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:  23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:  24. If Owner is unable to give possession of the demised premises on the Anticipated Commencement Date (as defined in Article 46) because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease,  provided, however, in such a case, Tenant shall not be obligated to pay Fixed Rent or Additional Rent under this Lease until possession of the Premises is tendered to Tenant in the manner required under the terms of this Lease.

Notwithstanding the foregoing, if the Commencement Date (as said term is defined in Paragraph 40 in the Rider to this Lease) does not occur by the Anticipated Commencement Date (as such term is defined in Paragraph 46(E) of the Rider to this Lease), and such non-occurrence of the Commencement Date is not attributable to any cause(s) beyond Landlord’s reasonable control and/or due to any Tenant Delay (as defined in Article 46 of this lease), Tenant shall be entitled to receive a per diem rent credit of the Fixed Annual Rent first due under this Lease commencing on the first (1st) day following the Anticipated Commencement Date and continuing until the date that the Commencement Date actually occurs, which credit shall be in addition to the rent abatement provided to Tenant pursuant to Section 52.D of this Lease. Further, if the Commencement Date does not occur on or before the tenth (10th) full calendar week after the Anticipated Commencement Date, and such non-occurrence is not attributable to any cause(s) beyond Landlord’s reasonable control and/or due to any Tenant Delay (the “Outside Date”), then Tenant may cancel and terminate this lease upon thirty (30) days’ notice to owner given at any time on or after such Outside Date but prior to the date on which the Commencement Date occurs, provided, however, if Owner causes the Commencement Date to occur within such 30-day period, Tenant’s notice of termination shall be deemed null and void and this Lease shall continue in full force and effect.  If this lease is terminated by Tenant pursuant to this Article 24, Owner shall promptly return any Rent paid by Tenant to Owner on account of this Lease and any security deposit or letter of credit delivered to Owner under this Lease, whereupon neither Owner nor Tenant shall have any further obligations of any kind whatsoever to the other under this Lease, except as otherwise expressly provided to the contrary in this Lease.

If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the Commencement Date, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the Fixed Annual Rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:  25. The failure of Owner or Tenant, as applicable, to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or in the case of Owner, of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner, or the payment by Tenant, of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner or Tenant, as applicable, unless such waiver be in writing signed by Owner or Tenant, as applicable. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:  26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:  27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:  28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant's address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner's managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner's option, notices and bills to Tenant may be sent by hand delivery.

Services Provided by Owner:  29. SEE RIDER, ARTICLE 55

Captions:  30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:  31. The term "office" or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The tens "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:  32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:  33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations attached hereto and such other and further reasonable Rules and Regulations as Owner and Owner's agents may from time to time adopt, which rules and regulations shall not be inconsistent with the terms of this lease and which additional rules shall not be binding upon Tenant unless and until Owner has given Tenant notice thereof.  Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.  The terms, covenants, conditions and provisions of this lease shall govern in the event of any conflict or inconsistency between this lease and any Rules and Regulations.

Security: 34. Tenant has deposited with Owner the sum of SEE ARTICLE 67 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, beyond the expiration of any applicable notice and cure periods, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, beyond the expiration of any applicable notice and cure periods, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant within ninety (90) days after the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:  35. SEE ARTICLE 70.

Successors and Assigns:  36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors and except as otherwise provided in this lease, assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, shareholder, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

Rider.  37.  See RIDER attached hereto and forming a part hereof containing Articles 38 to 76.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

417 Fifth Avenue Real Estate, LLC

By:  /s/ Roxana Girand

Premier Exhibitions, Inc.

By: /s/ Michael Little
Name:  Michael Little
Title: Chief Financial Officer and Chief Operating Officer

RULES AND REGULATIONS

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1 The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner.  There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. Except as may be expressly permitted by the terms of this Lease, no awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. Except as may be expressly permitted by the terms of this Lease no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense insured by such removal to Tenant. Interior signs on door and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Except as may be expressly permitted by the terms of this Lease, Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form apart.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof.  Tenant must, upon the termination of its tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner.  Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner.  Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which, in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 pm. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays, Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant.  Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law.  Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner.  Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law.  Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner.  Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.